Exhibit 10.1

AMENDMENT No. 2 to SEVERANCE AGREEMENT

     This Amendment No. 2 to Severance Agreement, dated as of November 1, 2007 ("Amendment No. 2"), is made and entered by and between ____________ (the "Executive") and MACY'S, INC., a Delaware corporation (the "Company").

RECITALS
    The Executive and the Company entered into a Severance Agreement dated as of _________, as amended by Amendment No. 1 dated as of November 1, 2006 (the "Severance Agreement") and

    The Executive and the Company desire to further amend the Severance Agreement.

    AGREEMENT

    NOW, THEREFORE, the Company and the Executive agree as follows:

      Clause (i) of Section 1(g) is hereby amended to replace the date "November 1, 2007" with the date "November 1, 2008".

      A new section 17 is hereby added to the Severance Agreement, which section shall read in its entirety as follows:

      17. Compliance with Section 409A. (a) To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended. This Agreement shall be administered in a manner consistent with this intent. References to Section 409A shall include any proposed, temporary or final regulation, or any other guidance, promulgated with respect to such section by the U.S. Department of Treasury or the Internal Revenue Service.

      (b) The Executive hereby authorizes the Company, from time to time and at any time before the occurrence of a Change in Control, without any further action by the Executive, to adopt such amendments to or modifications of this Agreement and such procedures for the administration of this Agreement as the Company may determine are necessary or appropriate to conform the terms of this Agreement to the requirements of Section 409A. Such amendments, modifications or procedures may include changes to cause payments or benefits to be excluded from the application of Section 409A, and shall preserve to the extent possible the relative rights and obligations of the Executive and the Company hereunder. Any such amendment, modification or procedure shall be operative immediately upon the Company's notification to the Executive of the amendment, modification or procedure.

      Except as hereby amended, all of the other terms and provisions of the Severance Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of November 1, 2007.

MACY'S, INC.

Executive	Dennis J. Broderick
Senior Vice President, General Counsel and Secretary